                               JOHN HANCOCK TRUST

                       AMENDMENT TO SUBADVISORY AGREEMENT

                MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

     AMENDMENT made as of this 26th day of December 2007 to the Subadvisory Agreement dated May 1, 2003, as amended (the "Agreement"), between John Hancock Investment Management Services, LLC, a Delaware limited partnership (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the following portfolios (the "Portfolios"):

     Lifecycle 2010 Trust
     Lifecycle 2015 Trust
     Lifecycle 2020 Trust
     Lifecycle 2025 Trust
     Lifecycle 2030 Trust
     Lifecycle 2035 Trust
     Lifecycle 2040 Trust
     Lifecycle 2045 Trust
     Lifecycle 2050 Trust
     Lifecycle Retirement Trust

2.   EFECTIVE DATE

     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust and
(ii) execution of the Amendment.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        JOHN HANCOCK INVESTMENT MANAGEMENT
                                        SERVICES, LLC


                                        By: /s/ Bruce R. Speca
                                            ------------------------------------
                                        Name:  Bruce R. Speca
                                        Title: Executive Vice President


                                        MFC GLOBAL INVESTMENT MANAGEMENT
                                        (U.S.A.) LIMITED


                                        By: /s/ Gordon R. Pansegrau
                                            ------------------------------------
                                        Name:  Gordon R. Pansegrau
                                        Title: General Counsel, Corporate
                                               Secretary & Chief Compliance
                                               Officer

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                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for each Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                                BETWEEN
                                 FIRST        $1.5 BILLION     EXCESS OVER
                             $1.5 BILLION   AND $7.5 BILLION   $7.5 BILLION
                             OF AGGREGATE     OF AGGREGATE     OF AGGREGATE
TRUST                         NET ASSETS*      NET ASSETS*      NET ASSETS*
-----                        ------------   ----------------   ------------
Lifecycle 2010 Trust             [_]%             [_]%             [_]%
Lifecycle 2015 Trust             [_]%             [_]%             [_]%
Lifecycle 2020 Trust             [_]%             [_]%             [_]%
Lifecycle 2025 Trust             [_]%             [_]%             [_]%
Lifecycle 2030 Trust             [_]%             [_]%             [_]%
Lifecycle 2035 Trust             [_]%             [_]%             [_]%
Lifecycle 2040 Trust             [_]%             [_]%             [_]%
Lifecycle 2045 Trust             [_]%             [_]%             [_]%
Lifecycle 2050 Trust             [_]%             [_]%             [_]%
Lifecycle Retirement Trust       [_]%             [_]%             [_]%

* The term Aggregate Net Assets includes the net assets of the Portfolio of the Trust. It also includes with respect to the Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous day of that fund.

TRUST PORTFOLIO(S)           OTHER PORTFOLIO(S)
------------------           ------------------
Lifecycle 2010 Trust         Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2015 Trust         Lifecycle 2010 Trust
                             Lifecycle 2020 Trust

                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2020 Trust         Lifecycle 2010 Trust
                             Lifecyle 2015 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2025 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2030 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust

                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2035 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2040 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2045 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2050 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle 2050 Trust         Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle Retirement Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

Lifecycle Retirement Trust   Lifecycle 2010 Trust
                             Lifecycle 2015 Trust
                             Lifecycle 2020 Trust
                             Lifecycle 2025 Trust
                             Lifecycle 2030 Trust
                             Lifecycle 2035 Trust
                             Lifecycle 2040 Trust
                             Lifecycle 2045 Trust
                             Lifecycle 2050 Trust
                             Each a series of John Hancock Trust
                             JHF II Lifecycle Funds*

* The JHF II Lifecycle Funds are as follows: Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio, Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio.

     The Subadviser Fee for the Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of the Aggregate Net Assets divided by (ii) the

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Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for
each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.